Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT.

List of direct and indirect subsidiaries as of December 31, 2017

Country of Incorporation	Name legal entity

Australia	Cohda Wireless Pty Ltd. (27%)*

Austria	NXP Semiconductors Austria GmbH

Austria	Catena DSP GmbH

Belgium	NXP Semiconductors Belgium N.V.

Brazil	NXP Semicondutores Brasil Ltda.

British Virgin Islands	Freescale Semiconductor Holding Limited

Canada	NXP Canada Inc.

Cayman Islands	Freescale Semiconductor Cayman Holdings Ltd.

China	NXP (China) Management Ltd.

China	NXP (Chongqing) Semiconductors Co. Ltd.

China	NXP Semiconductors (Shanghai) Co., Ltd.

China	Suzhou ASEN Semiconductors Co., Ltd. (40%)*

China	WeEn Semiconductors Co., Ltd. (49%)*

China	Datang NXP Semiconductors Co., Ltd (49%)*

China	NXP Qiangxin (Tianjin) IC Design Co. Ltd. (75%)*

China	Freescale Semiconductor (China) Ltd.

Czech Republic	NXP Semiconductors Czech Republic s.r.o.

France	NXP Semiconductors France SAS

Germany	SMST Unterstützungskasse GmbH

Germany	NXP Semiconductors Germany GmbH

Germany	Catena Germany GmbH

Hong Kong	Semiconductors NXP Ltd.

Hong Kong	NXP Semiconductors Asia Hong Kong Limited

Hong Kong	Freescale Semiconductor Asia Enablement Limited

Hungary	NXP Semiconductors Hungary Ltd.

Hungary	Providence Holdings Befektetési Korlátolt Felelősségű Társaság

India	NXP India Pvt. Ltd.

India	Intoto Software India Private Limited

Ireland	GloNav Ltd.

Israel	NXP Semiconductors Israel Limited

Israel	Freescale Semiconductor Israel Limited

Japan	NXP Japan Limited

Korea	NXP Semiconductors Korea Ltd.

Luxembourg	Freescale Semiconductor Luxembourg Investing Services S.à.r.l.

Luxembourg	Freescale Semiconductor Luxembourg Treasury Services S.à.r.l.

Malaysia	Freescale Asia Fulfillment Centre Sdn Bhd.

Malaysia	Freescale Semiconductor Malaysia Sdn Bhd.

Mexico	NXP Semiconductors México, S. de R.L. de C.V.

Netherlands	NXP B.V.

Netherlands	NXP Semiconductors Netherlands B.V.

Netherlands	NXP Software B.V.

Netherlands	Catena Holding B.V.

Netherlands	Catena Microelectronics B.V.

Netherlands	Catena Radio Design B.V.

Philippines	NXP Philippines, Inc.

Romania	NXP Semiconductors Romania Srl

Russia	NXP Semiconductors Moscow LLC

Singapore	NXP Semiconductors Singapore Pte. Ltd.

Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*

Sweden	Catena Wireless Electronics AB

Sweden	NXP Semiconductors Nordic AB

Switzerland	NXP Semiconductors Switzerland AG

Switzerland	Freescale Semiconductor EME&A SA

Taiwan	NXP Semiconductors Taiwan Ltd.

Thailand	NXP Manufacturing (Thailand) Co., Ltd.

Thailand	NXP Semiconductors (Thailand) Co., Ltd.

Turkey	NXP Semiconductors Elektonik Ticaret A.S.

United Kingdom	NXP Laboratories UK Holding Ltd.

United Kingdom	NXP Laboratories UK Ltd.

United Kingdom	Athena SCS Limited

United Kingdom	Freescale Semiconductor Holding UK Limited

United Kingdom	Freescale Semiconductor UK Limited

USA	NXP Funding LLC

USA	Intoto LLC

USA	Freescale Semiconductor International Corporation

USA	Zenverge LLC

USA	Freescale Semiconductor Holdings V, Inc.

USA	NXP USA, Inc.

* =	joint venture